As filed with the Securities and Exchange Commission on August 21, 1996


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  August 15, 1996
                       (Date of earliest event reported)



                        Inland Real Estate Corporation
            (Exact name of registrant as specified in the charter)



        Maryland                     33-79012                 36-3953261

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)

                             2901 Butterfield Road
                          Oak Brook, Illinois  60521
                   (Address of Principal Executive Offices)

                                (630) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets


Hawthorn Village Commons, Vernon Hills, Illinois

On August 15, 1996, the Company acquired a property commonly known as the Hawthorn Village Commons ("Hawthorn Village") from LaSalle National Trust,
N.A., successor to LaSalle National Bank, as trustee under Trust Agreement known as Trust 106520 and Endowment and Foundation Realty, Ltd.-JMB I, an unaffiliated third party, for approximately $8.4 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors, has approved the terms and conditions of the Short-Term Loan. The Company expects to repay the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from LaSalle National Bank, an unaffiliated lender. The Company has obtained a commitment with, and has paid a 1% origination fee to, the lender of the Mortgage Loan. The Mortgage Loan will have a term of five years and, prior to the maturity date, will require payments of interest only, at an annual rate of 7.85%. If the Company is unable to close the Mortgage Loan or otherwise obtain funds to repay the Short-Term Loan before August 23, 1996, then the interest rate on the Short-Term Loan will increase from eight percent to thirteen percent per annum.

The purchase price for Hawthorn Village was approximately $85 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company. Hawthorn Village was built in 1978 and remodeled in 1993 and consists of two single-story buildings comprising a multi-tenant neighborhood retail facility aggregating 98,686 rentable square feet.

In evaluating Hawthorn Village as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, traffic patterns and the occupancy of the center. The Company believes that the center
is located within a vibrant economic  area.   According to a study conducted by
Urban Decision Systems, Inc. dated November 21, 1995, the population within a five mile radius of Hawthorn Village is 109,597, with an average household income in excess of $98,472 per year, higher than the national average. Walgreens, which occupies in excess of 10% of the rentable square feet at Hawthorn Village, has the right to cancel its lease with one year's notice on
(i) December 31, 1997 (requiring the payment of a $60,000 fee) and (ii) December
31, 2000  (requiring  no  fee).    The  Company's  management  believes that if
Walgreens cancelled its lease, the space  could  be re-leased at a rate equal to
or greater than the current  rental  rate.    The  Company did not consider any
other factors materially relevant to the decision to acquire the property.

The Company anticipates making approximately $196,000 in repairs and improvements to Hawthorn Village over the next eighteen months, including painting, parking lot repair, landscaping, and roof repairs. A substantial portion of this cost will be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Hawthorn Village expressed as a percentage of total gross leasable area for each of the last five calendar years and the average effective annual base rent per square foot for each of the last five calendar years.

             Year Ending          Occupancy       Effective Annual Rental
             December 31,            Rate            Per Square Foot
             ------------         ---------       -----------------------
                1991                 96%          $      7.73
                1992                 98%                 7.97
                1993                 98%                 8.49
                1994                100%                 8.96
                1995                100%                 9.10


As of August 1, 1996, Hawthorn Village was 95% leased. Tenants leasing more than 10% of the total square footage are Dominick's, a grocery store, which leases 46,984 square feet, and Walgreens, a drug store, which leases 11,974 square feet.

The lease with Dominick's requires Dominick's to pay base rent equal to $4.73 per square foot per annum, payable monthly until February 2003. The lease also grants Dominick's one option to renew the lease for a five year term. If the option is exercised, Dominick's will be required to pay a base rent equal to $4.73 per square foot per annum payable monthly from March 20, 2003 through March 19, 2008. The lease also requires Dominick's to pay percentage rent annually equal to 1% of sales in excess of: (i) the annual fixed minimum rent (currently $222,234); minus (ii) 50% of real estate taxes and common area maintenance expenses allocated to the leased property. In 1995, net percentage rent was $43,744.

The lease with Walgreens requires Walgreens to pay base rent of $7.02 per square foot per annum, payable monthly until May 31, 1999 and $6.02 per square foot per annum, payable monthly from June 1, 1999 to December 31, 2005. The lease also requires Walgreens to pay percentage rent annually equal to the sum of: (i) 3% of gross sales, excluding liquor, up to $2.4 million; plus (ii) 2% of gross sales, excluding liquor, exceeding $2.4 million; plus (iii) 1.5% on gross sales of liquor, adjusted by annual minimum rent. In 1995, net percentage rent was $29,314. As described above, Walgreens has the right to cancel the lease on December 31, 1997 and December 31, 2000.

For federal income tax purposes, the Company's depreciable basis in Hawthorn Village will be approximately $5,830,500. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $194,441. The real estate taxes payable were calculated by multiplying Hawthorn Village's assessed value times a tax rate of 8.035%.

At August 1, 1996, a total of 94,091 square feet were leased to 20 tenants at Hawthorn Village. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                    Square                            Current
                    Feet       Lease      Renewal      Annual      Rent Per
     Lessee         Leased      Ends      Options       Rent      Square Foot
- ----------------    ------     -----      -------     -------     -----------
Dominick's          46,984     02/2003     1/5 yr.   $222,234     $   4.73
Formally Yours       1,609     08/1998     None        28,962        18.00
One Hour Photo         668     06/1998     1/5 yr.     12,645        18.93
Baskin Robins          895     04/1997     1/2 yr.     20,585        23.00
Great Frame Up       1,455     07/1999     None        21,825        15.00
Hair Depot           1,950     12/1998     None        31,200        16.00
Mailboxes Etc.       1,486     10/1998     1/3 yr.     26,748        18.00
Annie's Bookstop     1,033     11/1996     1/2 yr.     12,913        12.50
Village Dental
  Clinic             1,463     12/1998     None        21,945        15.00
Tasty Thai           1,802     01/1999     1/5 yr.     25,228        14.00
Pearle Vision
  Center             2,957     12/1998     1/5 yr.     65,054        22.00
Petal Peddlers       1,486     06/1998     None        20,804        14.00
Majestic Dry
  Cleaning           1,757     12/1998     1/5 yr.     25,459        14.49
El Famous Burrito    1,685     11/1998     None        30,364        18.02
Zanie's Comedy       6,046     10/1997     2/5 yr.     66,506        11.00
Walgreens           11,974     12/2005     None        83,938         7.02
Big Apple Bagels     2,000     09/2005     2/5 yr.     33,980        16.99
Caldwell Banker      3,631     05/1998     1/3 yr.     54,465        15.00
Bo-Bo's Gyros        1,410     04/2000     1/5 yr.     21,150        15.00
Daily Herald         1,800     03/1997     None        26,100        14.50




                                                               Average      Percent of   Percent of
                             Approx.                          Base Rent       Total         Annual
                             GLA of       Annual      Total   Per Square   Building GLA   Base Rent
               Number of    Expiring     Base Rent   Annual   Foot Under   Represented   Represented
Year Ending    Leases        Leases     of Expiring   Base     Expiring    By Expiring   By Expiring
December 31,   Expiring   (square feet)   Leases     Rent(*)    Leases       Leases         Leases
- ------------   --------   ------------- -----------  -------  ----------   -----------   -----------
   1996             2          2,436    $  27,682   $864,475  $  11.36         2.47%       3.20%
   1997             3          8,741      113,191    838,325     12.95         8.86       13.50
   1998            10         18,692      316,741    726,085     16.95        18.94       43.62
   1999             2          3,257       48,392    409,714     14.86         3.30       11.81
   2000             1          1,410       21,150    362,697     15.00         1.43        5.83
   2001             -           -            -       345,672       -            -           -
   2002             -           -            -       345,672       -            -           -
   2003             1         46,984      222,234    345,672      4.73        47.61       64.29
   2004             -           -            -       123,438       -            -           -
   2005             2         13,974      123,438    123,438      8.83        14.16      100.00



 * No assumptions were made regarding the re-leasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Hawthorn Village property, of the leased fee interest upon reaching stabilized occupancy as of July 15, 1996, of $8,560,000. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.



Item 5. Other Events


Management

Effective August 16, 1996, Cynthia M. Hassett resigned as Secretary, Treasurer and Chief Financial Officer of the Company. The Company's board of directors appointed Kelly Tucek to fill each of the vacancies created by Ms. Hassett's resignation. Ms. Tucek joined Inland in 1989 and is also an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department, which includes overseeing the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

Item 7.  Financial Statements and Exhibits


                        Index to Financial Statements
                                                                        Page
                                                                        ----


Independent Auditors' Report........................................      7

Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 1995 of
  Hawthorn Village Commons..........................................      8

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 1995 of
  Hawthorn Village Commons..........................................      9

Pro Forma Balance Sheet (unaudited) at December 31, 1995............     11

Notes to Pro Forma Balance Sheet (unaudited) at December 31, 1995...     13

Pro Forma Statement of Operations (unaudited) of the Company
  for the year ended December 31, 1995..............................     16

Notes to Pro Forma Statement of Operations (unaudited) for
  the year ended December 31, 1995..................................     18

Pro Forma Balance Sheet (unaudited) at June 30, 1996...............      27

Notes to Pro Forma Balance Sheet (unaudited) at June 30, 1996......      29

Pro Forma Statement of Operations (unaudited) of the Company
  for the six months ended June 30, 1996............................     31

Notes to Pro Forma Statement of Operations (unaudited) for the
  six months ended June 30, 1996....................................     33

                         Independent Auditors' Report


The Board of Directors
Inland Monthly Income Fund III, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Hawthorn Village Commons for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc., as described in note 2. It is not intended to be a complete presentation of the Hawthorn Village Commons' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



KPMG Peat Marwick LLP

Chicago, Illinois
July 17, 1996

                           Hawthorn Village Commons
       Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  925,681
  Percentage rent                                      44,632
  Operating expense and real estate
    tax recoveries................................    353,145
                                                   ----------
  Total Gross Income..............................  1,323,458
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    199,441
  Management fees.................................     28,031
  Operating expenses..............................    140,088
  Utilities.......................................     27,303
  Insurance.......................................     12,541
                                                   ----------
  Total direct operating expenses.................    407,404
                                                   ----------
Excess of gross income over direct
  operating expenses.............................. $  916,054
                                                   ==========




See accompanying notes to historical summary of gross income and direct operating expenses.

                           Hawthorn Village Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1995


1.  Business

    Hawthorn Village Commons is located in Vernon Hills, Illinois. It consists of approximately 98,686 square feet of gross leasable area and was 100% occupied at December 31, 1995. Hawthorn Village Commons is owned by Endowment and Foundation Realty, Ltd. - JMB I (Seller) who has signed a sale and purchase agreement for the sale of Hawthorn Village Commons to Inland Monthly Income Fund III, Inc., an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Hawthorn Village Commons' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3.  Gross Income

    Hawthorn Village Commons leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Hawthorn Village Commons is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. For the year ended December 31, 1995, contingent rent of $44,633 was recorded in the Historical Summary. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $28,109 for the year ended December 31, 1995.

                           Hawthorn Village Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                                  (continued)
                     For the year ended December 31, 1995


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                Year            Amount
                                ----            ------

                                1996        $   862,474
                                1997            794,377
                                1998            664,415
                                1999            402,675
                                2000            366,599
                              Thereafter      1,050,783
                                            -----------
                                            $ 4,141,323
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Hawthorn Village Commons. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Hawthorn Village Commons is managed by Urban Retail Properties Co., for a fee of 3.0% of gross revenues, as defined. Subsequent to the sale of Hawthorn Village Commons (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square and Hawthorn Village Commons as though these transactions occurred December 31, 1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                   December 31, 1995
                                      (unaudited)


                                                             December 31,
                               December 31,                      1995
                                   1995        Pro Forma      Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- -------------- -------------
Assets
- ------
Net investment in
  properties.................. $ 17,342,538    34,021,080    51,363,618
Cash and cash equivalents.....      738,931          -          738,931
Restricted cash...............      150,000          -          150,000
Accounts and rents
  receivable..................      333,823       632,984       966,807
Other assets..................      185,585        39,550       225,135
                               ------------    ----------    ----------

Total assets.................. $ 18,750,877    34,693,614    53,444,491
                               ============    ==========    ==========


Liabilities and Stockholders' Equity
- ------------------------------------
Accounts payable and accrued
  expenses.................... $    288,037         7,500       295,537
Accrued real estate taxes.....      374,180       667,178     1,041,358
Distributions payable (C).....      129,532          -          129,532
Security deposits.............       54,483        52,221       106,704
Mortgage payable..............      750,727     8,428,200     9,178,927
Notes payable to Affiliate....      360,000          -          360,000
Other liabilities.............      178,852          -          178,852
                               ------------    ----------    ----------

Total liabilities.............    2,135,811     9,155,099    11,290,910
                               ------------    ----------    ----------

Common Stock..................       19,996        29,697        49,693
Additional paid in capital
  (net of Offering costs).....   16,835,183    25,508,818    42,344,001
Accumulated distributions in
  excess of net income........     (240,113)         -         (240,113)
                               ------------    ----------    ----------

Total Stockholders' equity....   16,615,066    25,538,515    42,153,581
                               ------------    ----------    ----------
Total liabilities and
  Stockholders' equity........ $ 18,750,877    34,693,614    53,444,491
                               ============    ==========    ==========






              See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                              December 31, 1995
                                 (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition or probable acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                                                  Pro Forma  Adjustments
                                 ---------------------------------------------------------------------------------------------
                                                                                                        Hawthorn      Total
                                 Mundelein    Regency     Prospect  Montgomery-    Zany       Salem      Village    Pro Forma
                                   Plaza       Point      Heights      Sears      Brainy     Square      Commons    Adjustment
                                 ---------    -------     --------  -----------   ------     ------     --------    ----------
Assets
- ------
Net investment in
  properties.................. $ 5,658,230   5,700,000   2,165,000   3,419,000   2,455,000  6,173,850   8,450,000   34,021,080
Accounts and rent
  receivable..................      84,375      16,867      38,771      27,842        -       270,729     194,400      632,984
Other assets..................        -           -           -           -           -          -         39,550       39,550
                               -----------   ---------   ---------   ---------   ---------  ---------   ---------  -----------
Total assets.................. $ 5,742,605   5,716,867   2,203,771   3,446,842   2,455,000  6,444,579   8,683,950   34,693,614
                               ===========   =========   =========   =========   =========  =========   =========  ===========


Liabilities and Stockholders' Equity
- ------------------------------------

Accounts payable and accrued                                                                                             7,500
  expenses.................... $     7,500        -           -           -           -          -           -         667,178
Accrued real estate taxes.....      89,010      16,867      63,517      32,655        -       270,729     194,400       52,221
Security deposits.............      15,000      28,621       8,600        -           -          -           -       8,428,200
Mortgage payable..............        -      4,473,200        -           -           -          -      3,955,000  -----------
                               -----------   ---------   ---------   ---------   ---------  ---------   ---------    9,155,099
Total liabilities.............     111,510   4,518,688      72,117      32,655        -       270,729   4,149,400  -----------
                               -----------   ---------   ---------   ---------   ---------  ---------   ---------
Common Stock(D)...............       6,548       1,393       2,479       3,970       2,855      7,179       5,273       29,697
Additional paid in capital
  (net of Offering costs)(D)..   5,624,547   1,196,786   2,129,175   3,410,217   2,452,145  6,166,671   4,529,277   25,508,818
                               -----------   ---------   ---------   ---------   ---------  ---------   ---------  -----------
Total Stockholders' equity....   5,631,095   1,198,179   2,131,654   3,414,187   2,455,000  6,173,850   4,534,550   25,538,515
                               -----------   ---------   ---------   ---------   ---------  ---------   ---------  -----------
Total liabilities and
  Stockholders' equity........ $ 5,742,605   5,716,867   2,203,771   3,446,842   2,455,000  6,444,579   8,683,950   34,693,614
                               ===========   =========   =========   =========   =========  =========   =========  ===========

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                 (continued)
                              December 31, 1995
                                 (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from offering proceeds.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with Offering proceeds.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from Offering Proceeds.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from Offering Proceeds.

    Acquisition of Zany Brainy, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from Offering Proceeds.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from Offering Proceeds.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company expects to repay the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company has signed a commitment letter with, and has paid a 1% origination fee to, the lender of the Mortgage Loan. The Mortgage Loan will have a term of five years and, prior to the maturity date, will require payments of interest only, at an annual rate of 7.85%. If the Company is unable to close the Mortgage Loan or otherwise obtain funds to repay the Short-Term Loan before August 23, 1996, then the interest rate on the Short-Term Loan will increase from eight percent to thirteen percent per annum.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $29,697,000, net of additional Offering costs of $4,158,485, are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, Salem Square and Hawthorn Village Commons as of January 1, 1995. Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store were constructed in 1995 and acquired shortly after construction was completed and as such, the unaudited Pro Forma Statement of Operations of the Company is presented to effect these acquisitions as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                      Pro Forma Statement of Operations
                     for the year ended December 31, 1995
                                 (unaudited)


                                  Pro Forma Adjustments
                                  ---------------------
                       1995        1995         1996
                    Historical  Acquisitions Acquisitions    1995
                       (A)          (B)          (C)       Pro Forma
                    ----------  ------------ ------------  ---------
Rental
  income.......... $  869,485      585,614    3,388,449    4,843,548
Additional
  rental income...    228,024      162,536    1,067,674    1,458,234
Interest
  income (D)......     82,913         -            -          82,913
                   ----------      -------    ---------    ---------
  Total income....  1,180,422      748,150    4,456,123    6,384,695
                   ----------      -------    ---------    ---------
Professional
  services and
  general and
  administrative       23,132         -            -          23,132
Property operating
  expenses........    326,721      275,218    1,343,910    1,945,849
Interest expense..    164,161      429,997      662,368    1,256,526
Depreciation (E)..    169,894      111,767      769,722    1,051,383
                   ----------      -------    ---------    ---------
Total expenses....    683,908      816,982    2,776,000    4,276,890
                   ----------      -------    ---------    ---------
  Net income(loss) $  496,514      (68,832)   1,680,123    2,107,805
                   ==========      =======    =========    =========


Weighted average
  common stock shares
  outstanding (F).    943,156                              3,912,856
                   ==========                              =========


Net income per weighted
  average common stock
  outstanding (F). $      .53                                    .54
                   ==========                              =========







         See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1995 are as though the acquisitions were acquired the earlier of January 1, 1995 or date that operations commenced.


                                             Pro Forma Adjustments
                    ---------------------------------------------------------------------------
                                                            Hartford                                Total
                                              Montgomery-   Naperville  Nantucket      Antioch       1995
                    Walgreens   Eagle Crest    Goodyear       Plaza       Square        Plaza      Pro Forma
                    ---------   -----------   -----------   ----------  ---------      --------    ---------
Rental
  income.......... $   10,651       95,232       101,359       15,077      340,545       22,750      585,614
Additional
  Rental income...       -           2,218        19,203          662      140,453         -         162,536
                   ----------      -------       -------      -------      -------       ------      -------
  Total income....     10,651       97,450       120,562       15,739      480,998       22,750      748,150
                   ----------      -------       -------      -------      -------       ------      -------
Property operating
  expenses........        533       17,376        47,758        3,436      205,903          212      275,218
Interest expense..      4,840       77,170        46,325       13,625      267,137       20,900      429,997
Depreciation (E)..      3,141       16,324        20,682        8,867       57,357        5,396      111,767
                   ----------      -------       -------      -------      -------       ------      -------
Total expenses....      8,514      110,870       114,765       25,928      530,397       26,508      816,982
                   ----------      -------       -------      -------      -------       ------      -------

 Net income (loss) $    2,137      (13,420)        5,797      (10,189)     (49,399)      (3,758)     (68,832)
                   ==========      =======       =======      =======      =======       ======      =======


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


Acquisition of Walgreens/Decatur, Decatur, Illinois

In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

Acquisition of Montgomery-Goodyear, Montgomery, Illinois

As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

Acquisition of Hartford/Naperville Plaza, Naperville, Illinois

In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


Acquisition of Antioch Plaza, Antioch, Illinois

This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions as though they were acquired the earlier of January 1, 1995 or date that operations commenced.

                                                      Pro Forma Adjustments
                    -------------------------------------------------------------------------------------------
                                                                                                      Hawthorn        Total
                    Mundelein     Regency     Prospect    Montgomery-      Zany         Salem         Village         1995
                      Plaza        Point       Heights       Sears        Brainy        Square        Commons       Pro Forma
                    ---------     -------     --------    -----------     ------        ------        ---------     ---------
Rental
  income.......... $  639,124      541,085      164,152      327,610        28,643        717,522        970,313    3,388,449
Additional
  Rental income...     66,669       63,294      116,175       76,182         5,030        387,179        353,145    1,067,674
                   ----------      -------      -------      -------        ------      ---------      ---------    ---------

  Total income....    705,793      604,379      280,327      403,792        33,673      1,104,701      1,323,458    4,456,123
                   ----------      -------      -------      -------        ------      ---------      ---------    ---------

Property operating
  expenses........    141,482       71,615      180,819      102,067         5,502        435,021        407,404    1,343,910
Interest expense..       -         351,900         -            -             -              -           310,468      662,368
Depreciation (E)..    128,233      162,500       46,900       83,200         4,422        150,000        194,467      769,722
                   ----------      -------      -------      -------        ------      ---------      ---------    ---------

Total expenses....    269,715      586,015      227,719      185,267         9,924        585,021        912,339    2,776,000
                   ----------      -------      -------      -------        ------      ---------      ---------    ---------

  Net income...... $  436,078       18,364       52,608      218,525        23,749        519,680        411,119    1,680,123
                   ==========      =======      =======      =======        ======      =========      =========    =========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


Acquisition of Mundelein Plaza, Mundelein, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Mundelein Plaza
                                  -----------------------------------
                                     *As        Pro Forma
                                    Reported   Adjustments     Total
                                  ------------ -----------    -------
Rental income.................... $  639,124         -         639,124
Additional rental income.........     66,669         -          66,669
                                  ----------     --------      -------
Total income.....................    705,793         -         705,793
                                  ----------     --------      -------
Property operating expenses......    141,482         -         141,482
Interest expense.................       -            -            -
Depreciation (E).................       -         128,233      128,233
                                  ----------     --------      -------
Total expenses...................    141,482      128,233      269,715
                                  ----------     --------      -------
Net income....................... $  564,311     (128,233)     436,078
                                  ==========     ========      =======



Acquisition of Regency Point, Lockport, Illinois

As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

The related interest rate swap agreement  was terminated on April 18, 1996
resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
does not give effect to the termination of this agreement.

                   Inland Real Estate Corporation
             Notes to Pro Forma Statement of Operations
                             (continued)
                For the year ended December 31, 1995
                             (unaudited)


Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                              Regency Point
                                  -----------------------------------
                                     *As        Pro Forma
                                    Reported   Adjustments     Total
                                  ------------ -----------    -------
Rental income.................... $  541,085         -         541,085
Additional rental income.........     63,294         -          63,294
                                  ----------     --------      -------
Total income.....................    604,379         -         604,379
                                  ----------     --------      -------
Property operating expenses......     71,615         -          71,615
Interest expense.................       -         351,900      351,900
Depreciation (E).................       -         162,500      162,500
                                  ----------     --------      -------
Total expenses...................     71,615      514,400      586,015
                                  ----------     --------      -------
Net income....................... $  532,764     (514,400)      18,364
                                  ==========     ========      =======



Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                             Prospect Heights
                                  -----------------------------------
                                     *As        Pro Forma
                                    Reported   Adjustments     Total
                                  ------------ -----------    -------
Rental income.................... $  164,152         -         164,152
Additional rental income.........    116,175         -         116,175
                                  ----------      -------      -------
Total income.....................    280,327         -         280,327
                                  ----------      -------      -------
Property operating expenses......    180,819         -         180,819
Interest expense.................       -            -            -
Depreciation (E).................       -          46,900       46,900
                                  ----------      -------      -------
Total expenses...................    180,819       46,900      227,719
                                  ----------      -------      -------
Net income....................... $   99,508      (46,900)      52,608
                                  ==========      =======      =======



                   Inland Real Estate Corporation
             Notes to Pro Forma Statement of Operations
                             (continued)
                For the year ended December 31, 1995
                             (unaudited)


Acquisition of Montgomery-Sears, Montgomery, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                           Montgomery-Sears
                                  -----------------------------------
                                     *As        Pro Forma
                                    Reported   Adjustments     Total
                                  ------------ -----------    -------
Rental income.................... $  327,610         -         327,610
Additional rental income.........     76,182         -          76,182
                                  ----------      -------      -------
Total income.....................    403,792         -         403,792
                                  ----------      -------      -------
Property operating expenses......    102,067         -         102,067
Interest expense.................       -            -            -
Depreciation (E).................       -          83,200       83,200
                                  ----------      -------      -------
Total expenses...................    102,067       83,200      185,267
                                  ----------      -------      -------
Net income....................... $  301,725      (83,200)     218,525
                                  ==========      =======      =======


Acquisition of Zany Brainy, Wheaton, Illinois

This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

                   Inland Real Estate Corporation
             Notes to Pro Forma Statement of Operations
                             (continued)
                For the year ended December 31, 1995
                             (unaudited)


Acquisition of Salem Square, Countryside, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                             Salem Square
                                    ----------------------------------
                                     *As        Pro Forma
                                    Reported   Adjustments     Total
                                    --------   -----------     -----

Rental income.................... $  717,522         -         717,522
Additional rental income.........    387,179         -         387,179
                                  ----------   ----------    ---------
Total income.....................  1,104,701         -       1,104,701
                                  ----------   ----------    ---------

Property operating expenses......    435,021         -         435,021
Interest expense.................       -            -            -
Depreciation (E).................       -         150,000      150,000
                                  ----------   ----------    ---------

Total expenses...................    435,021      150,000      585,021
                                  ----------   ----------    ---------
Net income....................... $  669,680     (150,000)     519,680
                                  ==========   ==========    =========


Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Hawthorn Village Commons
                                    ----------------------------------
                                     *As        Pro Forma
                                    Reported   Adjustments     Total
                                    --------   -----------     -------
[S]                               [C]               [C]        [C]

Rental income.................... $  970,313         -         970,313
Additional rental income.........    353,145         -         353,145
                                  ----------   ----------    ---------

Total income.....................  1,323,458         -       1,323,458
                                  ----------   ----------    ---------

Property operating expenses......    407,404         -         407,404
Interest expense.................       -         310,468      310,468
Depreciation (E).................       -         194,467      194,467
                                  ----------   ----------    ---------

Total expenses...................    407,404      504,935      912,339
                                  ----------   ----------    ---------

Net income....................... $  916,054     (504,935)     411,119
                                  ==========   ==========    =========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company expects to repay the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company has signed a commitment letter with, and has paid a 1% origination fee to, the lender of the Mortgage Loan. The Mortgage Loan will have a term of five years and, prior to the maturity date, will require payments of interest only, at an annual rate of 7.85%. If the Company is unable to close the Mortgage Loan or otherwise obtain funds to repay the Short-Term Loan before August 23, 1996, then the interest rate on the Short-Term Loan will increase from eight percent to thirteen percent per annum.

(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1995 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                        Inland Real Estate Corporation
                           Pro Forma Balance Sheet
                                June 30, 1996
                                 (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square and Hawthorn Village Commons as though these transactions occurred June 30, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the June 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                           Pro Forma Balance Sheet
                                June 30, 1996
                                 (unaudited)



                                                             June 30,
                                 June 30,                      1996
                                   1996        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
Assets                         ------------- -------------- -------------
- ------
Net investment in
  properties.................. $ 34,031,575    17,078,850    51,110,425
Cash and cash equivalents.....    9,190,952          -        9,190,952
Accounts and rents
  receivable..................      799,181       450,824     1,250,005
Other assets..................      138,189        39,550       177,739
                               ------------    ----------    ----------
Total assets.................. $ 44,159,897    17,569,224    61,729,121
                               ============    ==========    ==========


Liabilities and Stockholders' Equity
- ------------------------------------

Accounts payable and accrued
  expenses.................... $    329,746          -          329,746
Accrued real estate taxes.....      730,398       465,168     1,195,566
Distributions payable (C).....      269,137          -          269,137
Security deposits.............      108,354          -          108,354
Mortgage payable..............    5,205,586     3,955,000     9,160,586
Other liabilities.............       96,817          -           96,817
Due to Affiliates.............      545,878          -          545,878
                               ------------    ----------    ----------
Total liabilities.............    7,285,916     4,420,168    11,706,084
                               ------------    ----------    ----------

Common Stock..................       43,270        15,289        58,559
Additional paid in capital
  (net of Offering costs).....   37,525,808    13,133,767    50,659,575

Accumulated distributions in
  excess of net income........     (695,097)         -         (695,097)
                               ------------    ----------    ----------
Total Stockholders' equity....   36,873,981    13,149,056    50,023,037
                               ------------    ----------    ----------
Total liabilities and
  Stockholders' equity........ $ 44,159,897    17,569,224    61,729,121
                               ============    ==========    ==========







                  See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                 (continued)
                                June 30, 1996
                                 (unaudited)


(A) The June 30, 1996 Historical column represents the historical balance sheet as presented in the June 30, 1996 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition or probable acquisition of the subject properties as though they were acquired on June 30, 1996. The terms are described in the notes that follow.


                                           Pro Forma Adjustments
                                 ---------------------------------------------
                                                        Hawthorn      Total
                                  Zany       Salem       Village    Pro Forma
                                 Brainy      Square      Commons   Adjustments
                                 ------      ------      -------   -----------
Assets
- ------
Net investment in properties.. $2,455,000   6,173,850   8,450,000  17,078,850
Cash and cash equivalents.....       -           -           -           -
Accounts and rents receivable.       -        262,606     188,218     450,824
Other assets..................       -           -         39,550      39,550
                               ----------   ---------   ---------  ----------
Total assets.................. $2,455,000   6,436,456   8,677,768  17,569,224
                               ==========  ==========  ==========  ==========

Liabilities and Stockholders' Equity
- ------------------------------------
Accounts payable and accrued
  expenses.................... $     -           -           -           -
Accrued real estate taxes.....       -        270,728     194,440     465,168
Distributions payable(C)......       -           -           -           -
Security deposits.............       -           -           -           -
Mortgage payable..............       -           -      3,955,000   3,955,000
Notes payable to Affiliate....       -           -           -           -
Other liabilities.............       -           -           -           -
                               ----------   ---------   ---------  ----------
Total liabilities.............       -        270,728   4,149,440   4,420,168
                               ----------   ---------   ---------  ----------

Common Stock (D).............. $    2,855       7,169       5,265      15,289
Additional paid in capital
  (net of Offering Costs)(D)..  2,452,145   6,158,559   4,523,063  13,133,767
Accumulated distributions in
  excess of net income........       -           -           -           -
                               ----------   ---------   ---------  ----------

Total Stockholders' equity....  2,455,000   6,165,728   4,528,328  13,149,056
                               ----------   ---------   ---------  ----------

Total liabilities and
  Stockholders' equity........ $2,455,000   6,436,456   8,677,768  17,569,224
                               ==========  ==========  ==========  ==========

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                 (continued)
                                June 30, 1996
                                 (unaudited)


    Acquisition of the Zany Brainy Store, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from Offering Proceeds.

    Acquisition of Salem Square

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from Offering Proceeds.

    Acquisition of Hawthorn Village Commons

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company expects to repay the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company has signed a commitment letter with, and has paid a 1% origination fee to, the lender of the Mortgage Loan. The Mortgage Loan will have a term of five years and, prior to the maturity date, will require payments of interest only, at an annual rate of 7.85%. If the Company is unable to close the Mortgage Loan or otherwise obtain funds to repay the Short-Term Loan before August 23, 1996, then the interest rate on the Short-Term Loan will increase from eight percent to thirteen percent per annum.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $15,289,000, net of additional Offering costs of $2,139,944 are reflected as received as of June 30, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                      Pro Forma Statement of Operations
                    For the six months ended June 30, 1996
                                 (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square and Hawthorn Village Commons as of January 1, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the June 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                      Pro Forma Statement of Operations
                    for the six months ended June 30, 1996
                                 (unaudited)



                                   1996          Total
                                Historical     Pro Forma         1996
                                    (A)       Adjustments(B)    Pro Forma
                               ------------   --------------    ---------
Rental income............... $  1,320,636       1,460,272     2,780,908
Additional rental income....      389,624         606,777       996,401
Interest income (C).........      124,589            -          124,589
Other income................       52,806            -           52,806
                             ------------    ------------   -----------
  Total income..............    1,887,655       2,067,049     3,954,704
                             ============    ============   ===========

Professional services and
  general and
  administrative fees (D)...      104,311            -          104,311
Advisor asset management
  fee.......................      125,532         129,968       255,500
Property operating expenses.      518,722         718,815     1,237,537
Interest expense............      107,127         243,234       350,361
Depreciation (E)............      277,500         341,537       619,037
Amortization................        2,746            -            2,746
Acquisition costs expensed..       17,150            -           17,150
                             ------------    ------------   -----------
Total expenses..............    1,153,088       1,433,554     2,586,642
                             ------------    ------------   -----------
  Net income................ $    734,567         633,495     1,368,062
                             ============    ============   ===========


Weighted average
  common stock shares
  outstanding (F)...........    3,558,960                     5,087,860
                             ============                   ===========


Net income per weighted
  average common stock
  outstanding (F)........... $        .25                           .27
                             ============                   ===========








         See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                    For the six months ended June 30, 1996
                                 (unaudited)

(A) The June 30, 1996 Historical column represents the historical statement of operations of the Company for the six months ended June 30, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the six months ended June 30, 1996 are as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company expects to repay the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company has signed a commitment letter with, and has paid a 1% origination fee to, the lender of the Mortgage Loan. The Mortgage Loan will have a term of five years and, prior to the maturity date, will require payments of interest only, at an annual rate of 7.85%. If the Company is unable to close the Mortgage Loan or otherwise obtain funds to repay the Short-Term Loan before August 23, 1996, then the interest rate on the Short-Term Loan will increase from eight percent to thirteen percent per annum.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                    For the six months ended June 30, 1996
                                 (unaudited)

                                                                                             Hawthorn
                    Mundelein    Regency    Prospect   Montgomery-    Zany        Salem      Village    Pro Forma
                      Plaza       Point     Heights       Sears      Brainy       Square     Commons   Adjustments    Total
                    ---------    -------    --------   -----------   ------       ------     -------   -----------    -----
Rental income.....  $ 163,381     139,271      89,105     163,700     137,489     341,273     426,053        -      1,460,272
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144     212,817     180,202        -        606,777
Interest income...       -           -           -           -           -           -           -           -           -
                    ---------  ----------   ---------  ----------  ----------  ----------  ----------  ----------  ----------
Total income......    196,356     155,305     172,698     220,712     161,633     554,090     606,255        -      2,067,049
                    ---------  ----------   ---------  ----------  ----------  ----------  ----------  ----------  ----------

Professional services
  and general and
  administrative..       -           -           -           -           -           -           -           -           -
Advisor asset
  management fee..       -           -           -           -           -           -           -        129,968     129,968
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331     240,177     216,967        -        718,815
Interest expense..       -           -           -           -           -           -           -        243,234     243,234
Depreciation (D)..       -           -           -           -           -           -           -        341,537     341,537
                    ---------  ----------   ---------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses....     53,986      19,046      91,364      66,944      30,331     240,177     216,967     714,739   1,433,554
                    ---------  ----------   ---------  ----------  ----------  ----------  ----------  ----------  ----------

Net income........
                    $ 142,370     136,259      81,334     153,768     131,302     313,913     389,288    (714,739)    633,495
                    =========  ==========  ==========  =========== ==========  ==========  ==========  ==========  ==========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                    For the six months ended June 30, 1996
                                 (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Additional professional services and general and administrative fees could not be reasonably estimated, therefore no pro forma adjustment was made.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the six months ended June 30, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                        Inland Real Estate Corporation
                                   (Registrant)



                        By: /s/ KELLY TUCEK
                            ---------------
                            Kelly Tucek
                            Chief Financial and Accounting Officer


Date:   August 21, 1996
      -----------------